AIM REAL ESTATE FUND                                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        11

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                   $ 15,483
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B                   $  1,064
           Class C                   $  1,306
           Class R                   $  1,071
           Class Y                   $     66
           Investor Class            $    723
           Institutional Class       $  2,533

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                     0.4257
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B                     0.3195
           Class C                     0.3187
           Class R                     0.3900
           Class Y                     0.3242
           Investor Class              0.4253
           Institutional Class         0.5050

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                     40,677
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                      2,828
           Class C                      4,172
           Class R                      3,438
           Class Y                        454
           Investor Class               1,996
           Institutional Class          7,818

74V.    1  Net asset value per share (to nearest cent)
           Class A                   $  13.83
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $  13.89
           Class C                   $  13.85
           Class R                   $  13.84
           Class Y                   $  13.83
           Investor Class            $  13.82
           Institutional Class       $  13.83